UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2014

FIRST COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-19297	55-0694814
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 989 Bluefield, Virginia		24605-0989
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (276) 326-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 22, 2014, the Company announced by press release its quarterly cash dividend to common stockholders of 13 cents ($0.13) per common share, payable on August 15, 2014, to shareholders of record on August 1, 2014. A copy of the press release is attached hereto as Exhibit 99.1.

Additionally, the Company has determined that a problem credit disclosed in a Form 8-K dated and filed on January 11, 2010, will resolve favorably during the second half of 2014. The Company expects to recover all collection-related expenses incurred and to receive substantially all remaining unpaid and outstanding principal.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibit is included with this report:

Exhibit No.	Exhibit Description

99.1	Dividend announcement dated July 22, 2014

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include:  changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the most recent year ended. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY BANCSHARES, INC.

Date:	July 22, 2014	By:	/s/ David D. Brown
David D. Brown
Chief Financial Officer